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                                                                      Exhibit 99

[AVISTA LOGO]

                                                                    NEWS RELEASE
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CONTACT:   MEDIA: STEVE BECKER (509) 495-4264  EMAIL: SBECKER@AVISTACORP.COM
         INVESTOR: LAURINE JUE (509) 495-2510 EMAIL: ljue@avistacorp.com



                                                          FOR IMMEDIATE RELEASE:
                                                   AUGUST 23, 2000 6:45 P.M. EDT


                    AVISTA CORP. ANNOUNCES EXECUTIVE CHANGES

SPOKANE, WASH: Avista Corp. (NYSE: AVA) Chairman, President and Chief Executive Officer T.M. "Tom" Matthews today announced organizational changes designed to reflect the company's strategies and directions related to the management of its utility business, power supply operations and corporate structures. The changes are effective immediately unless otherwise noted, with transitions to be made as soon as feasible.

AVISTA UTILITIES

         Scott Morris is appointed president of Avista Utilities, replacing Edward Turner, who has resigned. Morris will be responsible for overseeing all aspects of Avista's regulated electric generation and distribution and gas distribution across the company's multi-state Pacific Northwest service territory. Morris reports to Avista Corp. Executive Vice President Gary Ely.

         Morris is an experienced utility executive who most recently served as general manager of Avista's Oregon and Northern California utility businesses. He has been with Avista since 1981. Under his leadership, Avista was selected as one of the 100 best companies to work for in Oregon.

         Kelly Norwood is appointed vice president and general manager - energy resources - for Avista Utilities. This new position encompasses overall responsibility for resource planning, rate strategies, resource optimization, wholesale marketing, risk management and resource accounting. Norwood most recently directed rate strategies in Avista's rates and regulatory department after spending the prior 10 years in the power supply department. He will report to Morris. Patrick Damiano, who formerly directed wholesale marketing and trading has resigned.

         Jim Jewell will become director of finance for Avista Utilities responsible for financial accounting. He will report to Morris. This function formerly was handled by Mary Lou Myers, who has resigned.

         "Edward, Mary Lou and Patrick are to be commended for the energy, dedication and commitment they brought to their work within the utility business," said Matthews.

                                     -more-

PAGE 2 - AVISTA CORP. ANNOUNCES EXECUTIVE CHANGES

         Replacements for Morris and Norwood will be announced in the near future.
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         Matthews said, "Our new team will continue to reshape and refine the implementation of our power supply strategies in the context of today's changing electricity markets and focus on strengthening the financial health of the utility."

CORPORATE

         JoAnn Matthiesen, vice president of human resources and administration, has announced her retirement and will leave the company Oct. 1. Her officer position will not be replaced. Karen Feltes, Avista's director of human resources will continue in that role, reporting to Tom Matthews. Matthiesen's administrative and shared services responsibilities will be reassigned in the near future.

         Dave Brukardt is appointed chief communication officer and vice president of investor and corporate relations. The new function reports to Tom Matthews and consolidates and streamlines the company's corporate communication and investor relations functions into a single organization for greater efficiency.

         Brukardt's direct reports will include Steve Becker, manager of corporate media relations; Patrick Lynch, director of corporate communication; and Angela Teed, manager of investor relations.

         Anne Marie Axworthy will direct community relations and public affairs, providing coordination of Avista's community relations activities across the company's service territory. Axworthy will continue to report to Rob Fukai, Avista's vice president of external affairs.

         Avista Corp. is an energy, information and technology corporation whose utility and subsidiary operations focus on delivering superior products and providing innovative solutions to business and residential customers throughout North America.

         Avista Corp.'s affiliate companies include Avista Utilities, which operates the company's electric and natural gas generation, transmission and distribution business. Avista's non-regulated businesses include Avista Advantage, Avista Labs, Avista Communications, Avista Energy, Avista Energy Canada, Ltd., Avista Power, and Avista Ventures, the parent company of Avista Development and Pentzer Corporation. Avista Corp's stock is traded under the ticker symbol "AVA." For more information about Avista Corp. and its affiliate businesses, visit the corporate website at www.avistacorp.com.

         Avista Corp. and the Avista Corp. logo are trademarks of Avista Corporation. All other trademarks mentioned in this document are the property of their respective owners.

         This news release contains forward-looking statements regarding Avista Corp.'s current expectations. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from the expectations. These risks and uncertainties include, in addition to those discussed herein, all of the factors discussed in the company's Annual Report on Form 10-K for the year ended Dec. 31, 1999, and Form 10-Q for the quarter ended June 30, 2000.